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Exhibit 5.1



                     [Letterhead of Dorsey & Whitney LLP]




                                April 15, 1997


ADC Telecommunications, Inc.
12501 Whitewater Drive
Minneapolis, Minnesota  55343

     Re:         Registration Statement on Form S-8

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-8 that you intend to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the purpose of registering 18,510 shares of Common Stock, par value $.20 per share (the "Shares") of ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), initially issuable upon the exercise of stock options granted pursuant to the Option Conversion Agreement, between the Company and Arthur J. Perrier, dated March 24, 1997 (the "Agreement").

       We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

       In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

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ADC Telecommunications, Inc.
April 15, 1997
Page 2


       Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Agreement will be validly issued, fully paid and nonassessable.

       Our opinions expressed above are limited to the laws of the State of Minnesota.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,

                                    /s/ Dorsey & Whitney LLP

                                    Dorsey & Whitney LLP

RAR